UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Complete of Acquisition or Disposition of Assets.

Effective June 2, 2025, INVO Fertility, Inc., a Nevada corporation (the “Company”) consummated the divestiture of a majority of its holdings in NAYA Therapeutics Inc., a Delaware Corporation (“NTI”). Prior to the consummation of the divestiture, NTI was a wholly-owned subsidiary of the Company.

As previously reported on the Company’s Current Report on Form 8-K filed on May 30, 2025, the Company provided notice to holders of the Company’s Series C-1 Non-Voting Convertible Preferred Stock (“Series C-1 Preferred”) that the Company had elected to redeem all outstanding shares of Series C-1 Preferred (including any accrued but unpaid dividends) at a redemption price of 113.855837742504 shares of Class A Common Stock of NTI for each share of C-1 Preferred being redeemed. Immediately, prior to the redemption, the Company was the holder of 3,227,813 shares of Class A Common Stock of NTI, representing all outstanding common shares of NTI. The completion of the redemption of the Series C-1 Preferred became effective on June 2, 2025. (The Company previously reported that the redemption became effective on May 31, 2025; however, as May 31, 2025 fell on a weekend, the redemption became effective on the following business day, June 2, 2025.)

Following the completion of the redemption, the Company was no longer a holder of common shares of NTI and had completed the divestiture of a majority of its holdings in NTI. The Company retained 6,300 shares of Series A Preferred Stock of NTI, which represents 19.9% of the outstanding common stock on an as-if converted basis. In addition, on May 28, 2025, NTI issued a secured convertible promissory note in the principal amount of $4,803,175 to us.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

(i)	The unaudited consolidated pro forma Balance Sheet of INVO Fertility, Inc. as of March 31, 2025; and

(ii)	The unaudited consolidated pro forma Statements of Operations of INVO Fertility, Inc. for the for the three month period ended March 31, 2025 and for the fiscal year ended December 31, 2024.

The unaudited pro forma financial statements as referenced above presented herein are for illustrative purpose only to reflect the transaction reported under Item 2.01 above. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable, and should be read in conjunction with the historical financial statements of INVO Fertility, Inc. The unaudited pro forma information is not necessarily indicative of the future financial position or operating results of the company after disposition of the assets set forth in Item 2.01 above.

(d)	Exhibits

Exhibit No.	Description
99.1	Pro Forma Financial Information listed in Item 9.01 above.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2025	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer